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                                                                     Exhibit 5.1
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                         [Letterhead of ServiceMaster]


                                 July 28, 1997


ServiceMaster Limited Partnership
The ServiceMaster Company Limited Partnership
ServiceMaster Incorporated of Delaware
One ServiceMaster Way
Downers Grove, Illinois  60515

          Re:  Registration of Securities on Form S-3
               Under the Securities Act of 1933
               --------------------------------------

Gentlemen:

          I am Senior Vice President and General Counsel of ServiceMaster Limited Partnership, a Delaware limited partnership (the "Parent Partnership"), and The ServiceMaster Company Limited Partnership ("The ServiceMaster Company") and Vice President and Secretary of ServiceMaster Incorporated of Delaware ("ServiceMaster Incorporated"). In those capacities, I have participated in the preparation of, and I am familiar with the contents of:

     (i) the Registration Statement on Form S-3 of the Parent Partnership, The ServiceMaster Company and ServiceMaster Incorporated (the "Registration Statement"), which is being filed with the Securities and Exchange Commission on or about the date of this letter, which registers under the Securities Act of 1933 (a) certain debt securities which may be issued by The ServiceMaster Company prior to the Reincorporation (as described in the Registration Statement) and by ServiceMaster Incorporated thereafter (collectively, the "Debt Securities," which term includes any guarantee thereof by the Parent Partnership), (b) partnership shares which may be issued by the Parent Partnership (the "Partnership Shares") prior to the Reincorporating Merger (as described in the Registration Statement), (c) shares of common stock (the "Merger Shares") of ServiceMaster Incorporated into which any Partnership Shares issued under the Registration Statement will be converted in the Reincorporating Merger, and (d) shares of common stock which ServiceMaster Incorporated may issue after the Reincorporating Merger in offerings made under the Registration Statement (the "Corporate Shares"), and

     (ii) a proposed Indenture (the "Indenture") between The ServiceMaster Company, the Parent Partnership and Harris Trust and Savings Bank, as trustee (the "Trustee"), under which The ServiceMaster Company may issue Debt Securities in one or more
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ServiceMaster Limited Partnership
The ServiceMaster Company Limited Partnership
ServiceMaster Incorporated of Delaware
July 28, 1997
Page 2


          series and which provides a mechanism for ServiceMaster Incorporated to take the place of The ServiceMaster Company and the Parent Partnership in connection with the Reincorporation.

          I have reviewed the resolutions adopted by the Board of Directors of ServiceMaster Management Corporation in its capacity as the managing general partner of the Parent Partnership and The ServiceMaster Company (the "Partnership Board") and resolutions adopted by the Board of Directors of ServiceMaster Incorporated (the "SMI Board"). Such resolutions, among other things, (i) authorize the Finance Committee of the Partnership Board to determine the principal amount of Debt Securities to be issued in each offering and the price for which those Debt Securities may be sold, (ii) appoint Authorized Officers who are authorized to act on behalf of the registrants with respect the matters relevant to the registration, (iii) authorize all or any one or more of the Authorized Officers to approve the terms of the Indenture relating to the Debt Securities and the terms of each series of Debt Securities which may be issued under the Indenture, (iv) authorize the Finance Committee to authorize the issuance of the Partnership Shares in such number and at such price and on such other terms as the Finance Committee shall approve, (v) authorize each Authorized Officer to cause each registrant to take such other actions as such Authorized Officer determines to be within the scope of the resolution. Any resolution which shall be approved by the Finance Committee or any authorization which may be granted by all or any one or more of the Authorized Officers pursuant to the authority delegated by the Authorizing Resolutions or authority otherwise exercisable by such Committee or Officer or Officers is called an "Implementing Authorization" in this letter. I have also reviewed such other records and documents as I have deemed necessary in order to enable me to express the opinions stated herein.

          On the basis of the foregoing and subject to the limitations and assumptions identified in this letter, I am of the opinion that:

     1. The Parent Partnership and The ServiceMaster Company are each a limited partnership validly existing and in good standing under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Delaware RULPA"). ServiceMaster Incorporated is a corporation validly existing and in good standing under the Delaware General Corporation Law.
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ServiceMaster Limited Partnership
The ServiceMaster Company Limited Partnership
ServiceMaster Incorporated of Delaware
July 28, 1997
Page 3


     2. The Indenture will constitute a valid and binding obligation of The ServiceMaster Company and the Parent Partnership enforceable against The ServiceMaster Company and the Parent Partnership in accordance with its terms upon the approval of an appropriate Implementing Authorization and due execution and delivery by The ServiceMaster Company, the Parent Partnership, and the Trustee.

     3. The Indenture will constitute a valid and binding obligation of ServiceMaster Incorporated enforceable against ServiceMaster Incorporated in accordance with its terms upon the consummation of the Reincorporation, the execution by ServiceMaster Incorporated of a supplemental indenture expressly assuming all of the obligations of The ServiceMaster Company on all of the Debt Securities and under the Indenture, and the compliance with the related requirements in Article 6 of the Indenture, and the authorization of these actions by the SMI Board.

     4. Debt Securities issued in any series will be legally issued and will be binding obligations of The ServiceMaster Company or ServiceMaster Incorporated enforceable in accordance with their terms assuming that:
          (a) the conditions contemplated in paragraph 3 of this letter (if such series is to be issued by ServiceMaster Incorporated) or in paragraphs 3 and 4 of this letter (if such series is to be issued by The ServiceMaster Company) have been satisfied, (b) the terms of such Debt Securities and their issue and sale have been duly established in accordance with the Authorizing Resolutions, Article Two of the Indenture and an appropriate Implementing Authorization, (c) such Debt Securities have been duly executed, authenticated, issued and delivered, and (d) The ServiceMaster Company or ServiceMaster Incorporated has received the prescribed consideration for the issuance of such Debt Securities, all in accordance with the terms and conditions of the Indenture, the Authorizing Resolutions and the relevant Implementing Authorizations and in the manner contemplated by the Registration Statement.

     5. Any Partnership Shares which may be issued by the Parent Partnership in offerings made under the Registration Statement will be validly issued by the Parent Partnership assuming (a) the issue and sale of the Partnership Shares is duly authorized by an appropriate resolution adopted by the Finance Committee, (b) the certificates representing the Partnership Shares comply as to form with the Parent Partnership's Governing Instruments and the Authorizing Resolutions and bear all necessary signatures and authentications, and (c) the Parent Partnership has received the prescribed consideration for the Partnership Shares. Neither the Parent Partnership's Governing Instruments nor the Delaware RULPA
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ServiceMaster Limited Partnership
The ServiceMaster Company Limited Partnership
ServiceMaster Incorporated of Delaware
July 28, 1997
Page 4


          authorizes any assessment to be made against the owners of the Partnership Shares except to the extent authorized by Section 17-607 of Delaware RULPA.

     6. In the event that any Partnership Shares are issued prior to the Reincorporating Merger in connection with offerings under the Registration Statement with respect to which the conditions specified in paragraph 5 of this letter are satisfied, then the Merger Shares into which those Partnership Shares will be converted in the Reincorporating Merger will upon their issuance by ServiceMaster Incorporated be validly issued, fully paid and nonassessable.

     7. Any Corporate Shares which may be issued by ServiceMaster Incorporated after consummation of the Reincorporating Merger will be validly issued, fully paid and nonassessable assuming that: (i) the issue and sale of the Corporate Shares shall be authorized by an appropriate Implementing Authorization adopted by the SMI Board, (ii) the certificates representing the Corporate Shares comply as to form with the By-laws of ServiceMaster Incorporated, the General Corporation Law of the State of Delaware and the Authorizing Resolutions and bear all necessary signatures and authentications, and (iii) ServiceMaster Incorporated has received the prescribed consideration for the Corporate Shares.

          The opinions expressed herein regarding enforceability of the Indenture and any series of Debt Securities are subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.

          The Parent Partnership's Certificate of Limited Partnership filed with the Delaware Secretary of State as constituted on the date hereof and the Parent Partnership's Amended and Restated Partnership Agreement as constituted on the date hereof are herein called "the Parent Partnership's Governing Instruments." The Board of Directors and the sole stockholder of ServiceMaster Incorporated have approved the amendment and restatement of the Certification of Incorporation of ServiceMaster Incorporated and all other actions necessary to make such amendment and restatement effective have been taken except for the filing of such amendment and restatement in Delaware. I have assumed for purposes of this opinion that such amendment and restatement will be filed in Delaware and will become effective prior to consummation of the Reincorporating Merger. All of my opinions assume that the Registration Statement will become

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ServiceMaster Limited Partnership
The ServiceMaster Company Limited Partnership
ServiceMaster Incorporated of Delaware
July 28, 1997
Page 5


effective under the Securities Act before any Debt Securities, Partnership Shares, or Corporate Shares covered by the Registration Statement are issued. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

     My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the Delaware RULPA, the Delaware General Corporation Law, or the federal law of the United States. The Indenture provides that the Indenture and the Debt Securities issued under the Indenture are to be governed by the law of New York, but my advice on every state law issue with respect to the Indenture provides that the Indenture and the Debt Securities issued under the Indenture represents my opinion of how that issue would be resolved by the Illinois state courts if the Indenture and the Debt Securities issued under the Indenture had instead provided that they were governed by Illinois internal law and the Illinois state courts applied Illinois internal law to resolve such issue. I express no opinion whether any relevant difference exists between the laws upon which my opinions are based and the laws of New York or any other laws which may actually be used to decide any issue addressed by this letter. This letter does not cover any law which in my experience would generally not be considered by lawyers in Illinois for purposes of the opinions contained in this letter. Without limiting by implication the generality of the preceding sentence, this opinion does not cover the securities laws of the state of Illinois or any other jurisdiction. Each reference in this letter to general principles of equity includes but is not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.

          I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in each Prospectus included as part of the Registration Statement to my having issued the opinions expressed herein.


                              Very truly yours,

                              /s/ Vernon T. Squires

                              Vernon T. Squires
                              Senior Vice President and General Counsel